Exhibit 10.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of February 5, 2013, is made by and among Cache, Inc., a Florida corporation (the “Company”), MFP Partners, L.P., a Delaware limited partnership (“MFP”), Mill Road Capital, L.P., a Delaware limited partnership (“Mill Road”), and Jay Margolis, an individual resident of the State of New York (“Margolis” together with MFP and Mill Road, each an “Investor” and collectively, the “Investors”).

WHEREAS, the Company proposes to conduct a rights offering (the “Rights Offering”) by distributing, at no charge, to each holder of record as of the Record Date (as defined below) of shares (“Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 0.374 transferable rights (the “Rights”), for each Share held by such shareholder, to purchase Shares which Rights, if exercised in full by each holder of record as of the Record Date, will provide gross proceeds to the Company of $8.0 million (the “Aggregate Offering Amount”);

WHEREAS, each holder of a whole Right will be entitled to purchase up to its pro rata portion of the 4,848,484 Shares (the “Offered Shares”) offered in the Rights Offering (the “Basic Subscription Privilege”) at a price equal to $1.65 per Share (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event, the “Exercise Price”);

WHEREAS, each holder of Rights who exercises all of its Rights will be entitled, on a pro rata basis, to subscribe for additional Shares at the Exercise Price (the “Over-Subscription Privilege”), to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges in full, but only up to the number of Shares purchased by such holder pursuant to its Basic Subscription Privilege;

WHEREAS, in order to facilitate the Rights Offering, (i) MFP and Mill Road have each agreed to subscribe for and purchase, at the Exercise Price, a number of Shares equal to its full pro rata share of the Offered Shares (based on their respective ownership of the Common Stock as of the date hereof) and (ii) MFP, Mill Road and Margolis have each agreed, severally and not jointly, to subscribe for and purchase, at the Exercise Price, upon expiration of the Rights Offering, a specified portion (as specified herein) of the Offered Shares that are not purchased pursuant to the exercise of Rights in the Rights Offering, in each case, upon the terms and subject to the conditions set forth herein;

WHEREAS, on the date hereof, the Company is entering into a Voting and Standstill Agreement among the Company and each of Andrew M. Saul and Thomas E. Reinckens, pursuant to which each party (other than the Company) agrees (i) to vote any and all of their respective Shares (and to cause all Shares held by any of their Affiliates to be voted) in favor of the issuances of the Offered Shares in the Rights Offering and the issuance of the Investor Shares (hereinafter defined) to the Investors, as contemplated hereby and (ii) that such party will not transfer, sell or dispose, and will cause his affiliates not to transfer, sell or dispose, of any Shares prior to the date that is thirty (30) days following the earlier of (i) the Closing Date and (ii) the Termination Date (as hereinafter defined);

WHEREAS, on the date hereof the Company is entering into an employment agreement with Jay Margolis with respect to his employment as Chief Executive Officer of the Company;

WHEREAS, at the Closing, the Company will enter into a Registration Rights Agreement in the form of Exhibit A hereto among the Company, MFP and Mill Road (the “Registration Rights Agreement”) pursuant to which the Company agrees to register all of the Shares held by MFP and Mill Road with the Securities and Exchange Commission (the “Commission”), in accordance with the terms thereof;

WHEREAS, on the date hereof the Company is entering into a Voting Agreement among the Company, MFP and Mill Road setting forth certain agreements of the parties on certain matters related to the governance of the Company, including the nomination and election of persons to serve on the Board of Directors of the Company (the “Board of Directors”), in accordance with the terms thereof; and

WHEREAS, the Board of Directors has unanimously approved this Agreement (including the Rights Offering contemplated thereby), each of the other Transaction Agreements and the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Investor Shares to the Investors on the terms hereof) and has adopted a resolution recommending to the shareholders that they vote in favor of the issuance of the Offered Shares in the Rights Offering and the issuance of Investor Shares to the Investors under this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the parties hereto hereby agrees as follows:

1.                                      Rights Offering.

(a)                                 On the terms and subject to the conditions set forth herein, the Company will distribute, at no charge, 0.374 Rights (the “Rights Ratio”) to each holder of record of Common Stock (each, an “Eligible Holder”) for each share of Common Stock held by such holder as of the close of business on a record date to be determined by the Board of Directors (the “Record Date”).  Each such Right shall be transferable separately from the underlying Share on account of which the Right was issued.  Each whole Right will entitle the holder thereof to purchase, at the election of the holder thereof, one Share at the Exercise Price.  Each fractional Right will be rounded down to the nearest whole number, and fractional Rights will not entitle any holder to purchase any Shares.  No fractional Shares will be issued in the Rights Offering.

(b)                                 The Rights (including the Basic Subscription Privilege and the Over-Subscription Privilege) may be exercised during a period (the “Rights Exercise Period”) commencing on the date on which Rights are issued to Eligible Holders (the “Rights Offering Commencement Date”) and ending at 5:00 p.m. Eastern Daylight Time on a Business Day that shall not be less than thirty (30) days after the Rights Offering Commencement Date, subject to extension at the reasonable discretion of the Board of Directors, provided, however, that the Rights Exercise

Period shall not be extended by more than thirty (30) days without the prior written consent of each of MFP and Mill Road (the “Expiration Time”).  “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c)                                  Each holder of Rights who wishes to exercise all or a portion of its Rights under the Basic Subscription Privilege shall (i) during the Rights Exercise Period return a duly executed election form to a subscription agent selected by the Company (the “Subscription Agent”) electing to exercise all or a portion of the Rights held by such holder (provided that only whole Rights may be exercised) to purchase one Offered Share for each Right so exercised and (ii) pay an amount equal to the Exercise Price for each Share that the holder elects to purchase pursuant to the instructions set forth in the Rights Offering Registration Statement (as hereinafter defined) and related materials by a specified date to an escrow account established for the Rights Offering.  On the Closing Date, the Company will issue to each holder of Rights who validly exercised its Rights the number of Shares to which such holder is entitled based on such exercise.  On the Closing Date, MFP and Mill Road shall each purchase, and the Company shall issue and sell to MFP and Mill Road, a number of Shares equal to such Investor’s pro rata portion of the Offered Shares (based on its ownership of the Common Stock as of the Record Date) at a price per Share equal to the Exercise Price (with respect to each of MFP and Mill Road, its “Pro Rata Shares”).

(d)                                 In the event that all of the Offered Shares are not purchased upon exercise of the Basic Subscription Privilege and the purchase of the Pro Rata Shares by each of MFP and Mill Road, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled under the Over-Subscription Privilege to subscribe for additional Shares at the Exercise Price up to an amount equal to the number of Shares such holder elected to purchase under its Basic Subscription Privilege pursuant to the instructions set forth in the Rights Offering Registration Statement and related materials.  If the number of Offered Shares remaining after the exercise of Rights under the Basic Subscription Privilege and the purchase of the Pro Rata Shares by each of MFP and Mill Road (the “Remaining Offered Shares”) is not sufficient to satisfy all requests for Shares under the Over-Subscription Privileges, the holders who exercised their Over-Subscription Privileges will be allocated such Remaining Offered Shares in proportion to the product (rounded to the nearest whole number so that the Exercise Price multiplied by the aggregate number of Offered Shares does not exceed the Aggregate Offering Amount) obtained by multiplying the number of Offered Shares such holder subscribed for under the Over-Subscription Privilege by a fraction the numerator of which is the number of Remaining Offered Shares and the denominator of which is the total number of Offered Shares sought to be subscribed for under the Over-Subscription Privilege by all holders participating in such Over-Subscription Privilege.

(e)                                  The Company shall notify, or cause the Subscription Agent to notify, each Investor, on each Friday during the Rights Exercise Period and on each Business Day during the five Business Days immediately prior to the Expiration Time (and any extensions thereto), or more frequently if reasonably requested by any Investor, of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be.

(f)                                   The Company hereby agrees and undertakes to give each Investor, by electronic or facsimile transmission, the certification by an executive officer of the Company of either (i) the number of Offered Shares elected to be purchased by holders of Rights pursuant to validly exercised Rights (including, for the avoidance of doubt, pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege), the aggregate Exercise Price therefor, the number of Offered Shares issuable pursuant to the aggregate number of Rights that were not properly exercised by the holders thereof during the Rights Offering (such Shares in the aggregate, less the aggregate number of Pro Rata Shares, the “Unsubscribed Shares”) and the aggregate Exercise Price therefor (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares, the fact that there are no Unsubscribed Shares (a “Satisfaction Notice”) as soon as practicable and, in any event, within two (2) Business Days after the Expiration Time (the date of transmission of confirmation of a Purchase Notice or a Satisfaction Notice, the “Determination Date”).

(g)                                  On the Closing Date, on the terms and subject to the conditions in this Agreement, each Investor, severally and not jointly, agrees to purchase, and the Company will sell to each of the Investors, at a purchase price equal to the Exercise Price, all of the Unsubscribed Shares to be allocated among each of the Investors as follows: (i) first, Mill Road shall subscribe for and purchase a number of Unsubscribed Shares until the aggregate purchase price paid by Mill Road for its Pro Rata Shares and for the Shares acquired by Mill Road pursuant to this subsection (g) is equal to $3,500,000; (ii) second, Margolis shall subscribe for and purchase a number of Unsubscribed Shares until the aggregate purchase price paid by Margolis for Shares he acquired pursuant to this subsection (g) is equal to $1,000,000; and (iii) third, MFP shall subscribe for and purchase a number of Unsubscribed Shares until the aggregate purchase price paid by MFP for its Pro Rata Shares and for the Shares acquired by MFP pursuant to this subsection (g) is equal to $3,500,000 (each Investor’s obligation set forth in this Section 1(g), a “Backstop Commitment”).

(h)                                 If Mill Road is unable to acquire an aggregate number of Shares from its Pro Rata Shares and its Backstop Commitment having an aggregate purchase price of $3,500,000, the Company shall issue at the Closing additional Shares to Mill Road (together with any Shares acquired by Margolis pursuant to Section 1(i), the “Additional Shares”), at a price equal to the Exercise Price, such that the aggregate purchase price paid by Mill Road for its Pro Rata Shares, and Shares acquired pursuant to its Backstop Commitment and pursuant to this Section 1(h) is $3,500,000.  The parties acknowledge and agree that the number of Additional Shares purchased by Mill Road pursuant to this Section 1(h) shall have no effect on the Rights Ratio or the number of Shares to be sold in the Rights Offering.

(i)                                     If Margolis is unable to acquire Shares under his Backstop Commitment having an aggregate purchase price of $1,000,000, the Company shall issue at the Closing additional Shares to Margolis at a purchase price equal to the Exercise Price such that the aggregate purchase price paid for Shares by Margolis under his Backstop Commitment and from the Company pursuant to this Section 1(i) is $1,000,000.  The parties acknowledge and agree that the number of Additional Shares purchased by Margolis pursuant to this Section 1(i) shall have no effect on the Rights Ratio or the number of Shares to be sold in the Rights Offering.

(j)                                    Each of MFP, Mill Road and Margolis shall have the right to arrange for one or more of its Affiliates (each, an “Affiliated Purchaser”) to purchase any Unsubscribed Shares issuable to such Investor pursuant to its Backstop Commitment and any Additional Shares

issuable to such Investor pursuant to Sections 1(h) or 1(i), by written notice to the Company at least two (2) Business Days prior to the Closing Date, which notice shall be signed by such Investor and each Affiliated Purchaser, and shall contain a confirmation by the Affiliated Purchaser of the accuracy with respect to it of the representations set forth in Section 4.  In no event will any such arrangement relieve an Investor from its obligations under this Agreement.  The term “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934 in effect on the date hereof.

(k)                                 The closing of the purchase of the Shares to be purchased in the Rights Offering and the Shares to be purchased by each of the Investors hereunder (the “Closing”) will occur at 10:00 a.m., New York City time, on the fourth (4th) Business Day following the Expiration Time (the “Closing Date”).  Delivery (i) to each of MFP and Mill Road of its Pro Rata Shares, (ii) of the Shares acquired by each Investor pursuant to its Backstop Commitments, and (iii) of the aggregate Additional Shares acquired hereunder ((i), (ii) and (iii) collectively, the “Investor Shares”) will be made by the Company to the respective accounts of each Investor (or to such other accounts, including the account of an Affiliated Purchaser, as such Investor may designate in accordance with this Agreement).  The documents to be delivered on the Closing Date by or on behalf of the parties hereto and the Investor Shares will be delivered at the offices of Schulte Roth & Zabel LLP, on the Closing Date.

(l)                                     All Investor Shares will be delivered with any and all issue, stamp, transfer, sales and use, or similar Taxes or duties payable in connection with such delivery duly paid by the Company.

2.                                      Fees and Expenses.  On the basis of the representations and warranties herein contained, and in consideration for each Investor’s respective Backstop Commitment, the Company will promptly reimburse or pay, as the case may be, on the Closing Date, the reasonable out-of-pocket costs and expenses incurred by each Investor in connection with the transactions contemplated hereby (including, without limitation, the Rights Offering, the Rights Offering Registration Statement, the Initial Resale Registration Statement (as hereinafter defined), the Backstop Commitments and the negotiation and execution of the Transaction Agreements) to the extent incurred on or before the Closing Date (and thereafter all post-closing costs and expenses relating to the transactions contemplated hereby to the extent incurred within three months of the Closing Date), including reasonable fees and disbursements of counsel to each Investor (collectively, “Transaction Expenses”); provided, that the Company shall not be required to pay any out-of-pocket costs or expenses relating to or arising out of any pending or threatened legal proceeding among or between one or more of the Investors.  The provision for the payment of the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and without this provision the Investors would not have entered into this Agreement.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with each Investor, as set forth below.  Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a)                                 Organization and Qualification.  The Company and each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective jurisdiction of incorporation, with the requisite power and authority to own its properties and conduct its business as currently conducted.  Each of the Company and its Subsidiaries has been duly qualified as a foreign corporation or organization for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  For the purpose of this Agreement, “Material Adverse Effect” means (i) any material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, taken as a whole, or (ii) any material adverse effect on the ability of the Company, subject to the approvals and other authorizations set forth in Section 3(g), to consummate the transactions contemplated by this Agreement; provided, however, that “Material Adverse Effect” shall not include the impact on such business, condition (financial or otherwise), results of operations or ability to consummate the transactions contemplated by this Agreement arising out of or attributable to, either alone or in combination with any other change, effect, circumstance, occurrence, event, condition or fact (“Effects”), (i) Effects that generally affect the industries in which the Company and its Subsidiaries operate, (ii) general economic conditions, (iii) Effects resulting from changes affecting financial, banking, securities or commodities markets (including in each of clauses (i), (ii) and (iii) above, any Effects resulting from an outbreak or escalation of hostilities, acts of war or terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States), (iv) Effects arising from changes in laws, rules, regulations or accounting principles, (v) Effects resulting from the announcement of the transactions contemplated hereby or from taking any action required by the terms and conditions of this Agreement or any of the other agreements or transactions contemplated hereby, (vi) the historical seasonality of the business of the Company or any Subsidiary or the failure to meet any projections or forecasts or (vii) any change in the price or trading volume of the Company’s outstanding securities (it being understood that the facts or occurrences giving rise to or contributing to such change in stock price or trading volume may be deemed to constitute, or be taken into account in determining whether there has been, or will be, a Material Adverse Effect),; except if such Effect results from, or is attributable to, any of the matters described in clauses (i), (ii), (iii), (iv) or (vi) above and disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other businesses in the industry in which the Company and its Subsidiaries operate (but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the disproportionate portion of such adverse effect).  For the purposes of this Agreement, a “Subsidiary” of any person means, with respect to such person, any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, has the power to elect a majority of the board of directors or similar governing body, or has the power to direct the business and policies.

(b)                                 Corporate Power and Authority.  The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, the Registration Rights Agreement, the Voting Agreement, the Voting and Standstill Agreement and each other agreement to which it will be a party as contemplated by this Agreement (collectively, the

“Transaction Agreements”) and, subject to the Shareholder Approval (as hereinafter defined), to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the issuance of the Rights, the Offered Shares and the Investor Shares.  The Company has taken, subject to Shareholder Approval, all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Rights, the Offered Shares and the Investor Shares.

(c)                                  Execution and Delivery; Enforceability.  Each Transaction Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by the Company, and each such document constitutes, or will constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(d)                                 Authorized and Issued Capital Stock.  The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, and 100,000 shares of preferred stock, par value $.01 per share.  At the close of business on February 1, 2013 (the “Capital Structure Date”), (i) 12,950,810 shares of Common Stock were issued and outstanding, (ii) no shares of preferred stock were issued or outstanding, (iii) 3,682,199 shares of Common Stock were held by the Company in its treasury, and, (iv) 665,675 shares of Common Stock were reserved for issuance upon exercise of stock options and other rights to purchase shares of Common Stock and vesting of restricted stock units (each, an “Option” and, collectively, the “Options”) granted under any stock option or stock-based compensation plan of the Company or otherwise (the “Stock Plans”).  All capital stock or equity interests of each of the Company’s Subsidiaries is owned by the Company.  The issued and outstanding shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive rights.  Except as set forth in this Section 3(d), at the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries were issued, reserved for issuance or outstanding.  Since the close of business on the Capital Structure Date, no shares of capital stock or other equity securities or voting interest in the Company or any of its Subsidiaries have been issued or reserved for issuance or become outstanding, other than Shares described in this Section 3(d) that have been issued upon the exercise of outstanding Options granted under the Stock Plans and other than the shares to be issued hereunder.  Other than as set forth in (i) this Section 3(d), (ii) the Voting Agreement, (iii) the Voting and Standstill Agreements, (iv) the Separation and General Release Agreement between the Company and Thomas E. Reinckens dated as of the date hereof, and (v) the Non-Qualified Stock Option Agreement, dated as of the date hereof, between the Company and Margolis, neither the Company nor any of its Subsidiaries is party to or otherwise bound by or subject to any outstanding option, warrant, call, subscription or other right (including any preemptive right), agreement or commitment which (w) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (x) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (y) restricts the transfer of any shares of capital stock of the Company or (z) relates to the voting of any shares of capital stock of the Company or any of its Subsidiaries.  The Company does not currently have, and has not ever had at any time, an aggregate of more than 20,000,000 shares of Common Stock outstanding, held by the Company in its treasury, and reserved for issuance upon exercise of stock options and other rights to purchase shares of Common Stock or vesting of restricted stock units).

(e)                                  Issuance.  The Investor Shares to be issued and sold by the Company to each Investor or any Affiliated Purchaser hereunder, when such Shares are issued and delivered against payment therefor in accordance with the terms hereof, will be duly and validly authorized, fully paid and non-assessable, free and clear of all Taxes, liens, preemptive rights, rights of first refusal, subscription and similar rights.

(f)                                   No Conflict.  The distribution of the Rights, the sale, issuance and delivery of the Offered Shares upon exercise of the Rights, the consummation of the Rights Offering by the Company and the execution and delivery by the Company of the Transaction Agreements and compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including issuance and sale of Investor Shares to each Investor) (i) will not, in any material respect, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject,  (ii) will not result in any violation of the provisions of the Articles of Incorporation or Bylaws or comparable organizational documents of the Company or any of its Subsidiaries, and (iii) subject to the receipt of the consents and approvals contemplated in Section 3(g), will not result in any violation of, or any termination or impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, in each case, that is material to the operations of the Company and its Subsidiaries.

(g)                                  Consents and Approvals.  No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties is required for the execution and delivery by the Company of the Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, the distribution of the Rights, or the sale, issuance and delivery of (i) Offered Shares upon exercise of the Rights or (ii) the Investor Shares to each Investor hereunder and the consummation of the Rights Offering by the Company, except (i) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the Rights and the Offered Shares pursuant to the exercise of Rights, and (ii) such consents, approvals, authorizations, registrations or qualifications (x) as may be required under state securities or Blue Sky laws in connection with the purchase of the Investor Shares by an

Investor or the distribution of the Rights and the sale of Shares to holders of Rights, (y) pursuant to the rules of Nasdaq, including the approval of the Company’s shareholders of the issuance of Shares contemplated hereby, including the issuance of Offered Shares in the Rights Offering and the issuance of Investor Shares to each Investor hereunder.

(h)                                 Arm’s Length.  The Company acknowledges and agrees that each Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person or entity.  Additionally, none of the Investors is advising the Company or any other person or entity as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Investor shall have any responsibility or liability to the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives with respect thereto.  Any review by any Investor of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Investor and shall not be on behalf of the Company, its Affiliates, or their respective shareholders, directors, officers, employees, advisors or other representatives and shall not affect any of the representations or warranties contained herein or the remedies of any Investor with respect thereto.

(i)                                     Company SEC Documents.  Since January 1, 2010, the Company has filed or submitted all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) (“Company SEC Documents”) with the Commission.  As of their respective dates, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such Company SEC Documents.  The Company has filed with the Commission all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents and there are no contracts or other documents that are required under the Exchange Act to be described in the Company SEC Documents that are not so described.  No Company SEC Document filed after January 1, 2010, when filed, or, in the case of any Company SEC Document amended or superseded prior to the date of this Agreement, then on the date of such amending or superseding filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Any Company SEC Documents filed with the Commission prior to the Closing Date, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(j)                                    Financial Statements.  The financial statements and the related notes of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Initial Resale Registration Statement, comply or will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulation of the Commission thereunder (the “Exchange Act”), as applicable, and present fairly in all material respects the financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to absence of disclosure normally made in footnotes and to customary year end adjustments which shall not be material; such financial statements have been prepared in conformity with U.S. generally accepting accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Initial Resale Registration Statement, present fairly the information required to be stated therein in all material respects; and the other financial information included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Initial Resale Registration Statement, has been or will be derived from the accounting records of the Company and its Subsidiaries and presents fairly or will present fairly the information shown thereby in all material respects; and the pro forma financial information and the related notes included or incorporated by reference in the Company SEC Documents, and to be included or incorporated by reference in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Initial Resale Registration Statement, have been or will be prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Company SEC Documents and will be set forth in the Rights Offering Registration Statement, the Rights Offering Prospectus and the Initial Resale Registration Statement.

(k)                                 Rights Offering Registration Statement, Rights Offering Prospectus and the Initial Resale Registration Statement.  The Rights Offering Registration Statement or any post-effective amendment thereto and the Initial Resale Registration Statement, will comply in all material respects with the Securities Act, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Rights Offering Prospectus and any amendment or supplement thereto and as of the Closing Date, the Rights Offering Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On the Distribution Date and the Expiration Date, the Investment Decision Package will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Issuer Free Writing Prospectus, at the time of use thereof, when considered together with the Investment Decision Package, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Preliminary Rights Offering Prospectus, at the time of filing thereof, will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representation and warranty with respect to any statements or omissions made in reliance on and in conformity with information relating to an Investor furnished to the Company in writing by such Investor expressly for use in the Rights Offering Registration Statement and the Rights Offering Prospectus and any amendment or supplement thereto.

For the purposes of this Agreement, (i) the term “Rights Offering Registration Statement” means the Registration Statement on Form S-3 to be filed with the Commission relating to the Rights Offering, including all exhibits thereto and any post-effective amendment thereto that becomes effective; (ii) the term “Rights Offering Prospectus” means the final prospectus contained in the Rights Offering Registration Statement at the Securities Act Effective Date (including information, if any, omitted pursuant to Rule 430A and subsequently provided pursuant to Rule 424(b) under the Securities Act), and any amended form of such prospectus provided under Rule 424(b) under the Securities Act or contained in a post-effective amendment to the Rights Offering Registration Statement; (iii) the term “Investment Decision Package” means the Rights Offering Prospectus, together with any Issuer Free Writing Prospectus used by the Company to offer the Shares to Eligible Holders pursuant to the Rights Offering, (iv) the term “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 of the rules promulgated under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Rights Offering, and (v) the term “Preliminary Rights Offering Prospectus” means each prospectus included in the Rights Offering Registration Statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Rights Offering Registration Statement, at the time of effectiveness that omits information permitted to be excluded under Rule 430A under the Securities Act.

(l)                                     Absence of Certain Changes.  Since January 1, 2012, other than as disclosed in the Company SEC Documents prior to the date hereof, and except for actions to be taken pursuant to the Transaction Agreements:

(i)                                     there has not been any change in the capital stock from that set forth in Section 3(d) or in long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

(ii)                                  the Company has not incurred any material liability other than in the ordinary course of business; and

(iii)                               no event, fact or circumstance has occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)                             No Violation or Default; Compliance with Laws.  Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or similar organizational documents.  Neither the Company nor any of its Subsidiaries is in material default, and no event has occurred that, with notice or lapse of time or both, would constitute such a material default, in the due performance or observance of any material term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject.  Neither the Company nor any of its Subsidiaries is, or has been at any time since January 1, 2010, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority that is material to the operations of the Company and its Subsidiaries.

(n)                                 Legal Proceedings.  Except as described in the Company SEC Documents filed prior to the date hereof, there are no (i) actions, suits or proceedings (“Actions”) pending against the Company or any of its Subsidiaries, or (ii) pending or threatened investigations or audits by any governmental or regulatory authority that are that required under the Exchange Act to be described in the Company SEC Documents or the Rights Offering Registration Statement or that if determined adversely to the Company or any of its Subsidiaries, would be material to the operations of the Company and its Subsidiaries taken together as a whole.  Except as described in the Company SEC Documents filed prior to the date hereof, there are no outstanding orders, writs, injunctions, decrees, stipulations, determinations or awards entered by or with any governmental entity or addressed to or naming as a party the Company or any Subsidiary, and there are no unsatisfied judgments, penalties or awards against, relating to or affecting the Company or any Subsidiary.

(o)                                 Employee Benefit Matters.

(i)                                     The Company has made available to each Investor a true, correct and complete copy of each welfare, benefit, retirement, employment, compensation, incentive, stock option, restricted stock, stock appreciation right, phantom equity, deferred compensation, change in control, severance, vacation, paid time off, fringe-benefit and other similar agreement, plan, policy, program and other arrangement (and any amendments thereto), whether or not reduced to writing, in effect and covering one or more directors, officers or employees, former directors, officers or employees and/or the beneficiaries or dependents of any such director, officer or employee or former director, officer or employee of the Company or any Subsidiary, that is maintained, sponsored, contributed to, or required to be contributed to by Company or any Subsidiary, or under which the Company or any Subsidiary has or may have any liability for premiums or benefits (each, a “Benefit Plan”).

(ii)                                  Except as disclosed to each Investor prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, no Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment or service with the Company, as a director, officer or employee of the Company.

(iii)                               Except as disclosed to each Investor prior to the date hereof or specifically disclosed in the Company SEC Documents filed prior to the date hereof, there have not been, nor are there presently, any benefits or other amounts paid or payable to any current or former director of the Company or any affiliate thereof.

(iv)                              There is no pending or threatened Action relating to a Benefit Plan, and no Benefit Plan has within the three (3) years prior to the date hereof been the subject of an examination or audit by a governmental entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any governmental entity.

(p)                                 No Broker’s Fees.  Other than the amended and restated engagement letter dated January 31, 2013, by and between the Company and Financo, Inc., which engagement letter has been furnished to each of the Investors, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to any brokerage commission, finder’s fee or like payment in connection with the Rights Offering or the sale of the Investor Shares.

(q)                                 No Registration Rights.  Except as provided for pursuant to the Registration Rights Agreements, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

(r)                                    Takeover Statutes; Charter.  The Board of Directors has taken all necessary action to waive the applicability of Section 607.0902 of the Florida Business Corporation Act with respect to the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, including the acquisition of the Investor Shares by each Investor pursuant to the terms of this Agreement and the disinterested directors of the Company have approved each of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, and the acquisition of the Investor Shares by the each Investor in accordance with Section 607.0901(4)(a) of the Florida Business Corporation Act.  The Board of Directors and the Audit Committee of the Board of Directors have each taken all necessary action to waive and/or approve the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby for purposes of the Company’s “Related Party Transaction Policy”.  Except for the foregoing, no other “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation (a “Takeover Statute”) is applicable to the Company, the Common Stock, the sale and issuance of the Offered Shares and the Investor Shares or the other transactions contemplated by this Agreement and the Transaction Agreements.

(s)                                   Transactions with Affiliates.  Except as specifically disclosed in the Company SEC Documents, (i) there are no contracts, agreements, arrangements, understandings (in each case whether written or oral), liabilities or obligations between the Company or any Subsidiary, on the one hand, and any current or former officer or director of the Company or any Subsidiary (or any of their respective affiliates or immediate family members), on the other hand, (ii) neither the Company nor any Subsidiary provides or causes to be provided any assets, services or facilities to any person described in clause (i) of this Section 3(s), (iii) no person described in clause (i) of this Section 3(s) provides or causes to be provided any assets, services or facilities to the Company or any Subsidiary, or derives any benefit from any assets, services or facilities of the Company or any Subsidiary (other than as explicitly contemplated by the terms of such person’s employment by the Company or any Subsidiary).

(t)                                    Termination of Certain Benefits.  The Board of Directors has terminated and rescinded all prior resolutions of the Board of Directors approving or granting any past or present executive or non-executive director or former director of the Corporation and/or such director’s respective affiliates any benefits, other than cash and equity compensation for service as a director that is expressly disclosed in the Company SEC Documents or any filings made by such directors under the Exchange Act after September 29, 2012 but prior to the date hereof; provided, however, that the Corporation is authorized and empowered to honor benefits or entitlements previously granted to current directors of the Corporation subject to a cap in out-of-pocket cost to the Corporation incurred on or after the date hereof of $100,000 in the aggregate for all directors (past or present), such benefit and the entitlement of any person thereunder to be administered by the Compensation Committee of the Board of Directors as in effect from time to time.

(u)                                 No Material Misstatements.  No representation or warranty made by the Company in this Agreement or any other Transaction Agreement contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

(v)                                 No Solicitation.  Neither the Company nor any agent acting on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Investor Shares to any Person or Persons so as to bring the sale of such Investor Shares to any of the Investors within the registration provisions of the Securities Act or any state securities laws.

4.                                      Representations and Warranties of the Investor.  Each Investor represents and warrants to, and agrees with the Company and each other Investor, as set forth below.  Except for representations, warranties and agreements that are expressly limited as to their date, each representation, warranty and agreement is made as of the date hereof and as of the Closing Date after giving effect to the transactions contemplated hereby:

(a)                                 Authority.  Such Investor has the requisite power and authority to enter into, execute and deliver each Transaction Agreement to which it will be a party as contemplated by this Agreement and, subject to the Shareholder Approval, to perform its or his obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, including the subscription for the Investor Shares.  Such Investor has taken all necessary action required for the due authorization, execution, delivery and performance by it or him of this Agreement, including the subscription for the Investor Shares.

(b)                                 Execution and Delivery; Enforceability.  Each Transaction Agreement to which such Investor is a party as contemplated by this Agreement has been, or prior to its execution and delivery at the Closing will be, duly and validly executed and delivered by such Investor, and each such document constitutes, or will constitute, the valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(c)                                  No Registration.  Such Investor understands that the Investor Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

(d)                                 Investment Intent.  Except as provided in Section 1(j) hereof, such Investor is acquiring its or his portion of the Investor Shares for investment for its or his own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities laws.

(e)                                  Securities Laws Compliance.  The Investor Shares will not be offered for sale, sold or otherwise transferred by such Investor except pursuant to a registration statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities laws.

(f)                                   Sophistication.  Such Investor has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of its or his investment in the Investor Shares being acquired hereunder.  Such Investor is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.  Such Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Investor Shares for an indefinite period of time).  Without derogating from or limiting the representations and warranties of the Company, such Investor acknowledges that it or he has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it or he has requested to verify the information contained herein.

(g)                                  Legended Securities.  Such Investor understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under any applicable requirements of the U.S. Securities Act or applicable state securities laws, the Investor Shares shall be represented by a certificate bearing the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

The foregoing legend shall be promptly removed from Investor Shares and the Company shall issue, or cause to be issued, to an Investor a certificate for such Investor Shares without such legend or any other legend, or, if so requested by such Investor, by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if one of the following conditions is met: (a) such Investor Shares are eligible for resale pursuant to Rule 144 of the

Securities Act without regard to any volume limitations; (b) in connection with a sale, assignment or other transfer of such Investor Shares, such Investor provides the Company with an opinion of counsel, in a generally acceptable form to the Company and its transfer agent, to the effect that such sale, assignment or transfer of such Investor Shares may be made without registration under the applicable requirements of the Securities Act and that the legend can be removed from the Investor Shares; or (c) the Investor Shares are registered pursuant to an effective registration statement for resale under the Securities Act (including pursuant to the Initial Resale Registration Statement).

Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend shall be borne by the Company.  Following the effective date of the Initial Resale Registration Statement, or at such time as a legend is no longer required for any Investor Shares, the Company will use its best efforts to no later than three (3) trading days following the delivery by an Investor to the Company or its transfer agent (with notice to the Company) of a legended certificate representing such Investor Shares (endorsed or with stock powers attached and otherwise in form necessary to effect the reissuance and/or transfer) (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such Investor Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4(g). Certificates for Investor Shares subject to legend removal hereunder may be transmitted by the transfer agent to such Investor by crediting the account of such Investor’s prime broker with DTC as directed by such Investor.

If the Company shall fail for any reason or for no reason to issue to an Investor unlegended certificates by the Legend Removal Date, then, in addition to all other remedies available to such Investor, if on or after the trading day immediately following such three (3) trading day period, such Investor purchases, or a broker through whom such Investor has sold Shares (a “Buy-In Broker”) purchases (in an open market transaction or otherwise) Shares to deliver in satisfaction of such sale in lieu of Investor Shares such Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) business days after such Investor’s request, honor its obligation to deliver to such Investor a certificate or certificates without restrictive legends representing such Investor Shares and pay cash to such Investor in an amount equal to the excess (if any) of such Investor’s or Buy-In Broker’s total purchase price (including brokerage commissions, if any) for the Shares so purchased over the product of (i) such number of Shares, times (ii) the closing bid price on the Legend Removal Date.

(h)                                 No Conflict.  The execution and delivery by such Investor of each of the Transaction Agreements to which it or he is a party and the compliance by such Investor with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including the subscription for and purchase of the Investor Shares by such Investor) (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, in the acceleration of, or the creation of any lien under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of the property or assets of such Investor is subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws or comparable organizational documents of such Investor and (iii) will not result in any material violation of, or any termination or material impairment of any rights under, any law, rule or regulation, any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or any of its or his properties, except in any such case described in subclause (i) for any conflict, breach, violation, default, acceleration or lien which has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.

(i)                                     Consents and Approvals.  No consent, approval, authorization, order, registration, notice, filing, recording or qualification of or with any court or governmental agency or body having jurisdiction over such Investor or any of its or his properties is required for the execution and delivery by such Investor of the Transaction Agreements to which it or he is a party, performance by such Investor of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby, except for any consent, approval, authorization, order, registration or qualification which, if not made or obtained, has not and would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Investor’s performance of its or his obligations under this Agreement.

(j)                                    Arm’s Length.  Such Investor acknowledges and agrees that the Company and each other Investor is acting solely in the capacity of an arm’s length contractual counterparty to such Investor with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offering) and not as a financial advisor or a fiduciary to or an agent of, such Investor.  Additionally, without derogating from or limiting the representations and warranties of the Company, such Investor is not relying on the Company for any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Without derogating from or limiting the representations and warranties of the Company, such Investor shall consult with its or his own advisors concerning such matters and shall be responsible for making its or his own independent investigation and appraisal of the transactions contemplated hereby.

(k)                                 Share Ownership.  As of the date hereof, based on the methodology for calculating shares beneficially owned pursuant to Rules 13d-3 and 16a-1 of the Exchange Act, MFP beneficially owns 2,203,749 shares of Common Stock, Mill Road beneficially owns 415,680 shares of Common Stock and Margolis beneficially owns no shares of Common Stock.

(l)                                     Information Furnished.  Information relating to an Investor furnished to the Company in writing by such Investor expressly for use in the SEC Transaction Documents (as defined below) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

5.                                      Covenants of the Company.  Without derogating from the obligations of the Company set forth elsewhere in this Agreement, the Company agrees with each Investor as set forth below.

(a)                                 Registration Statements and Proxy Statement.

(i)                                     As promptly as practicable following the date of this Agreement, but in no event more than ten (10) Business Days following the date hereof, the Company shall prepare and file (x) a Rights Offering Registration Statement, and (y) a preliminary proxy statement soliciting the approval of the Company’s shareholders of the issuance of Shares contemplated by this Agreement and consummation of the transactions contemplated hereby pursuant to the rules of Nasdaq, which shall include a recommendation of the Board of Directors that the shareholders vote to approve the issuance of Shares contemplated by this Agreement, including in the Rights Offering and the issuance of Investors Shares to each of the Investors as set forth herein (the “Proxy Statement”).

(ii)                                  Within ten (10) Business Days following the date on which the Company files the Rights Offering Registration Statement, the Company shall prepare and file a resale registration statement on Form S-3, registering offers and sales of Investor Shares by each of the Investors and any Affiliated Purchasers pursuant to Rule 415 under the Securities Act (such registration statement together with including all exhibits thereto and any post-effective amendment thereto that becomes effective, the “Initial Resale Registration Statement”).

(iii)                               The definitive Proxy Statement, the Rights Offering Registration Statement and the Initial Resale Registration Statement (the “SEC Transaction Documents”) when filed with the Commission shall be substantially consistent in all material respects with the last forms of such documents provided to each of MFP and Mill Road and their respective counsel to review prior to the filing thereof.  The Company shall: (x) provide each of MFP and Mill Road with a reasonable opportunity to review any SEC Transaction Document prior to its filing with the SEC and shall duly consider in good faith any comments of each of MFP and Mill Road and their respective counsel; (y) advise each of MFP and Mill Road promptly of the time when each of the SEC Transaction Documents has been filed or when the Rights Offering Registration Statement or the Initial Resale Registration Statement has become effective or any Rights Offering Prospectus or Rights Offering Prospectus supplement has been filed and shall furnish each of MFP and Mill Road with copies thereof; and (z) advise each of MFP and Mill Road promptly after it receives notice of any comments or inquiries by the Commission (and furnish each of MFP and Mill Road with copies of any correspondence related thereto), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any SEC Transaction Document, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing any SEC Transaction Document or for additional information, and in each such case, provide each of MFP and Mill Road with a reasonable opportunity to review any such comments, inquiries, request or other communication from the Commission and to review any amendment or supplement to any SEC Transaction Document before any filing with the Commission, and to duly consider in good faith any comments consistent with this Agreement and any other reasonable comments of each of MFP and Mill Road and their respective counsel and in the event of the issuance of any stop order or of any order preventing or suspending the use of an

SEC Transaction Document or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(iv)                              The Company shall use its reasonable best efforts to have the Proxy Statement, the Rights Offering Registration Statement and the Initial Resale Registration Statement cleared or declared effective, as the case may be, by the Commission as promptly as practicable after such filing.  The Company shall take all action as may be reasonably necessary or advisable so that the Rights Offering and the issuance and sale of the Investor Shares and the other transactions contemplated by this Agreement will be effected in accordance with the applicable provisions of the Securities Act and the Exchange Act and any state or foreign securities or Blue Sky laws.  The Company shall maintain the effectiveness of the Initial Resale Registration Statement until the first date as of which all the Investor Shares included in the Initial Resale Registration Statement have been sold.

(v)                                 The Company shall cause the Proxy Statement to be mailed to the Company’s shareholders (or shall comply with the notice-only delivery procedures of the Securities and Exchange Commission) as promptly as practicable after it is cleared by the Commission.  Subject to applicable law, the Company shall take all action necessary, in accordance with and subject to the Florida Business Corporation Act and its articles of incorporation and by-laws, to duly call, give notice of and convene and hold a special meeting of its shareholders to consider and vote upon the issuance of the Offered Shares and the Investor Shares contemplated hereby (the “Meeting”) as promptly as practicable, to the extent required by applicable law or regulations or the rules of the Nasdaq (the “Shareholder Approval”).  The Company shall use its reasonable best efforts to obtain the requisite Shareholder Approval of this Agreement and the transactions contemplated hereby at such Meeting, including the issuance of the Offered Shares and the Investor Shares contemplated hereby.

(vi)                              If at any time prior to the Expiration Time, any event occurs as a result of which the Investment Decision Package, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Investment Decision Package to comply with applicable law, the Company will promptly notify each of the Investors of any such event and prepare an amendment or supplement to the Investor Decision Package that is reasonably acceptable in form and substance to each Investor that will correct such statement or omission or effect such compliance.

(b)                                 Listing.  The Company shall use its reasonable best efforts to list and maintain the listing of the Rights and the Offered Shares on The Nasdaq Global Select Market.

(c)                                  Voting and Standstill.  The Company is herewith entering into a Voting and Standstill Agreement (the “Voting and Standstill Agreement”) among the Company and each of

Andrew M. Saul and Thomas E. Reinckens, pursuant to which each party (other than the Company) agrees (i) to vote any and all of their respective Shares (and to cause all Shares held by any of their Affiliates to be voted) in favor of the issuances of the Offered Shares in the Rights Offering and the issuance of the Investor Shares to each of the Investors, as contemplated hereby and (ii) that such party will not transfer, sell or dispose of, and will cause his affiliates not to transfer, sell or dispose of, any Shares prior to the date that is thirty (30) days following the earlier of (i) the Closing Date and (ii) the Termination Date.

(d)                                 Reinckens Resignation.  The Company agrees that any severance, payments or other benefits to be paid to Thomas E. Reinckens in connection with the termination of his employment with the Company shall be made in accordance with the Separation and General Release Agreement entered into with him on the date hereof and may not be accelerated.  The Company agrees that such termination of employment shall be effective as of the date of the public announcement of the transactions contemplated hereby.  The Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in connection with the foregoing.

(e)                                  Margolis Employment Agreement. The Company is herewith entering into an employment agreement with Jay Margolis with respect to his employment as Chief Executive Officer of the Company which may be terminated by Mr. Margolis in accordance with the terms thereof in the event that the Shareholder Approval has not been received or if the issuances of Shares contemplated by this Agreement have not closed on or before July 4, 2013.

(f)                                   Registration Rights Agreement.  At the Closing, the Company shall enter into the Registration Rights Agreement among the Company, MFP and Mill Road pursuant to which the Company agrees to register all of the Shares held by MFP and Mill Road with the Commission, in accordance with the terms thereof.

(g)                                  Voting Agreement.  The Company is herewith entering into a Voting Agreement (the “Voting Agreement”) among the Company, MFP and Mill Road, setting forth certain agreements of the parties on certain matters related to the governance of the Company, including the nomination and election of persons to serve on the Board of Directors, in accordance with the terms thereof.

(h)                                 Annual Meeting.  The Company shall hold its 2013 Annual Meeting of shareholders of the Company only following the earlier of (i) the Closing Date and (ii) the Termination Date, subject to applicable law.

(i)                                     Company Expenses.  The Company will pay all of its expenses associated with the Rights Offering, issuance of the Investor Shares to each of the Investors as set forth herein, preparation, negotiation and execution of all Transaction Agreements and the transactions contemplated hereby and thereby, including, without limitation, filing and printing fees, fees and expenses of any subscription and information agents, its counsel and accounting fees and expenses, costs associated with the Rights Offering Registration Statement, the Initial Resale Registration Statement, the Proxy Statement, the Meeting and with clearing the Shares for sale under applicable state securities laws and listing fees.

(j)                                    Reasonable Best Efforts.  The Company shall use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its or their part under this Agreement and applicable laws to cooperate with each of the Investors and to consummate and make effective the transactions contemplated by this Agreement, including:

(i)                                     preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or governmental entity;

(ii)                                  defending any lawsuits or other actions or proceedings, whether judicial or administrative, challenging this Agreement or any other agreement contemplated by this Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

(iii)                               executing, delivering and filing, as applicable, any additional ancillary instruments or agreements reasonably necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

(k)                                 No Incurrence of Indebtedness.  Without the prior written consent of each of MFP and Mill Road, the Company shall not incur any Indebtedness prior to the Closing.

(l)                                     Rule 144.  The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available such information as necessary to permit sales pursuant to Rule 144 of the Securities Act), and will use reasonable best efforts to take such further action as any Investor may reasonably request, all to the extent required from time to time to enable each Investor to sell Investor Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 of the Securities Act.

6.                                      Additional Covenants of each of the Investors.  Without derogating from the obligations of each Investor set forth elsewhere in this Agreement, each Investor agrees with the Company:

(a)                                 Information.  Such Investor shall provide the Company with such information as the Company reasonably requests regarding such Investor for inclusion in the SEC Transaction Documents.

(b)                                 Cooperation.  Such Investor shall cooperate with the Company in taking all action necessary to consummate the transactions contemplated by this Agreement, including executing, delivering and filing, as applicable, any additional ancillary instruments or agreements necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement and the transactions contemplated hereby and thereby.

7.                                      Voting of Shares at the Meeting.  Each of MFP and Mill Road shall vote (or cause to be voted) all Shares held beneficially or of record by such Investor as of the Record Date in favor of the issuances of the Offered Shares in the Rights Offering and the issuance of the Investor Shares to each of the Investors as contemplated hereby.

8.                                      Conditions to the Obligations of the Parties.

(a)                                 The obligations of each of the Investors hereunder to consummate the transactions contemplated hereby shall be subject to the satisfaction prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by each of MFP and Mill Road, but only as to the party so waiving, in their sole discretion):

(i)                                     Rights Offering Registration Statement Effectiveness.  The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(ii)                                  Rights Offering.  The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(iii)                               Gross Proceeds.  The gross proceeds to be received by the Company for the issuance and sale of the Offered Shares in the Rights Offering plus the issuance and sale of the Investor Shares to each of the Investors (including any Affiliated Purchasers) party to this Agreement immediately prior to the Closing shall, in the aggregate, be equal to or greater than the Aggregate Offering Amount.

(iv)                              Purchase or Satisfaction Notice.  Each of the Investors shall have timely received either a Purchase Notice from the Company on the Determination Date, certifying the number of Unsubscribed Shares to be purchased pursuant to the Backstop Commitments, or a Satisfaction Notice.

(v)                                 Consents.  All other governmental and third party notifications, filings, consents, waivers and approvals required for the consummation of the transactions contemplated by this Agreement shall have been made or received.

(vi)                              Shareholder Approval.  The Shareholder Approval required for the consummation of the transactions contemplated by this Agreement shall have been received.

(vii)                           No Legal Impediment to Issuance.  No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Offered Shares in the Rights Offering, the issuance of the Investor Shares to each of the Investors or the consummation of the transactions contemplated by this Agreement.

(viii)                        Good Standing.  Each of the Investors shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company in the State of Florida, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(ix)                              Representations and Warranties.  The representations and warranties of Company contained in this Agreement shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications) other than representations and warranties contained in Sections 3(d) and 3(e), which shall be true and correct in all respects).

(x)                                 Covenants.  The Company shall have performed and complied in all material respects with all of its respective covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(xi)                              Certificates.  The Company shall have furnished to each of the Investors a certificate, dated the Closing Date, of an officer of the Company, on behalf of the Company, confirming the matters set forth in subsections (ix) and (x).

(xii)                           Fees and Expenses.  The Company shall have paid all fees, costs and expenses payable to each of the Investors pursuant to Section 2.

(xiii)                        No Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any changes or events that, individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect.

(xiv)                       No Market Adverse Event.  There shall not have occurred (i) a material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, or (ii) a suspension or material limitation on trading, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any securities exchange or by such system or by order of the SEC, the Nasdaq or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(xv)                          Indebtedness.  Except to the extent approved in advance in writing by each of MFP and Mill Road, the Company shall not have any Indebtedness in excess of the amounts set forth in the Company’s Quarterly Report on Form 10-Q for the period ended September 29, 2012, as filed with the Commission on November 9, 2012.  For the purposes of this agreement, “Indebtedness” shall mean:  all indebtedness for borrowed money or capital lease obligations that is required to be classified as debt in Company’s financial statements in accordance with GAAP, and shall not include indebtedness under securitization and other accounts receivable factoring and financing programs.

(xvi)                       Nasdaq.  The Company shall have complied with the requirements of the Nasdaq Stock Market, Inc., for the listing of the Rights and the Offered Shares to be issued in the Rights Offering on The Nasdaq Global Select Market.

(b)                                 The obligation of the Company to consummate the Rights Offering and to issue and sell the Investor Shares are subject to the following conditions (which may be waived in whole or in part by the Company in its sole discretion), provided that the failure of a condition set forth in Sections 8(b)(iv) to be satisfied may not be asserted by the Company if such failure results from a breach by the Company of an obligation hereunder:

(i)                                     No Legal Impediment to Issuance.  No statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no judgment, injunction, decree or order of any federal, state or foreign court shall have been issued that prohibits the issuance of the Offered Shares in the Rights Offering, the issuance of the Investor Shares to each of the Investors or the consummation of the transactions contemplated by this Agreement.

(ii)                                  Representations and Warranties.  The representations and warranties of each Investor, each Affiliated Purchaser contained in this Agreement or pursuant to Section 1(j) shall be true and correct in all material respects (disregarding all qualifications and exceptions contained therein relating to materiality, Material Adverse Effect or similar qualifications)  other than such representations and warranties contained in Sections 4(b) and 4(c), which shall be true and correct in all respects).

(iii)                               Covenants.  Each Investor shall have performed and complied in all material respects with all of its or his covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement (including in any Transaction Agreement) through the Closing Date.

(iv)                              Rights Offering.  The Rights Offering shall have been conducted in all material respects in accordance with this Agreement and the Expiration Time shall have occurred.

(v)                                 Rights Offering Registration Statement Effectiveness.  The Rights Offering Registration Statement shall have been declared effective by the Commission and shall continue to be effective and no stop order shall have been entered by the Commission with respect thereto.

(vi)                              Shareholder Approval.  The Shareholder Approval required for the consummation of the transactions contemplated by this Agreement has been received.

9.                                      Indemnification and Contribution.

(a)                                 Whether or not the Rights Offering, the issuance of the Investor Shares to each of the Investors or the other transactions contemplated hereby are consummated or this Agreement is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless each Investor and each Affiliated Purchaser, their respective Affiliates and their respective officers, directors, members, managers, partners, employees, agents, advisors and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities, amounts paid in settlement and reasonable expenses, joint or several (“Losses”) incurred by such Indemnified Person or to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) arising out of or relating to the Rights Offering, this Agreement or the other Transaction Documents, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal fees and expenses or other out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from (a) gross negligence or willful misconduct on the part of such Indemnified Person or (b) statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Rights Offering Registration Statement, any Rights Offering Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto.  If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations.

(b)                                 Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure.  In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such

Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party (it being understood and agreed that each of Skadden, Arps, Slate, Meagher & Flom LLP and Foley Hoag LLP are approved), to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person.  Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person thereafter in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one firm of counsel, plus local counsel, in any jurisdiction representing the Indemnified Person), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

(c)                                  The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed).  If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Section 9.  The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities.  Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder.  In the event that any of the Indemnitee-Related Entities shall make any payment to the

Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 9(d), entitled to enforce this Section 9(d) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

10.                               Survival of Representations and Warranties.  The representations and warranties made in this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation at any time made by or on behalf of any party hereto until the date that is one year after the Closing Date and the covenants shall survive in accordance with their specific terms; provided, however, the representations and warrants contained in Sections 3(b), (c), (d), (e) and (g) shall survive indefinitely.

11.                               Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date:

(a)                                 by mutual written consent of the Company, on the one hand, and both of MFP and Mill Road, on the other hand;

(b)                                 by each of the Investors with respect to such Investor (without the consent of the Company or any other Investor):

(i)                                     if there has been a breach of any covenant or a breach of any representation or warranty of the Company, which breach would cause the failure of any condition precedent set forth in Section 8(a), provided, that any such breach of a covenant or representation or warranty is not capable of cure on or prior to July 4, 2013;

(ii)                                  upon the occurrence of any event which results in a failure to satisfy any of the conditions set forth in Section 8(a), which failure is not capable of cure on or prior to July 4, 2013;

(iii)                               if the Rights Offering Registration Statement has not been declared effective by the Commission and the Rights Offering Commencement Date has not occurred by July 4, 2013;

(iv)                              if any other Investor terminates this Agreement pursuant to this Section 11(b); or

(v)                                 after July 4, 2013; provided, that the Closing Date has not occurred by such date.

(c)                                  by the Company:

(i) if there has been a breach of any covenant or a breach of any representation or warranty of any of the Investors, which breach would cause the failure of any condition precedent set forth in Section 8(b), provided, that any such breach of a covenant or representation or warranty is not capable of cure on or prior to July 4, 2013; or

(ii) upon the occurrence of any event which results in a failure to satisfy any of the conditions set forth in Section 8(b), which failure is not capable of cure on or prior to July 4, 2013.

(d)                                 If any Investor terminates this Agreement with respect to itself pursuant to Section 11(b), each other Investor who does not also elect to terminate the Agreement with respect to itself pursuant to Section 11(b) (the “Remaining Investors”) and the Company shall negotiate in good faith for a period of ten (10) Business Days to secure an alternative source of capital for the Company from a source reasonably acceptable to such Investor and the Company (an “Alternative Capital Source”); provided, that nothing in this paragraph shall be deemed to (i) preclude any Investor from electing to terminate the Agreement with respect to itself pursuant to Section 11(b) at any time or (ii) require any Remaining Investor or the Company to enter into a definitive agreement with any Person relating to an Alternative Capital Source; provided, further, that each Remaining Investor and the Company shall have the right to terminate this Agreement in the event that each of the Remaining Investors and the Company shall have not entered into a definitive agreement relating to an Alternative Capital Source upon the expiration of such ten (10) Business Day period.

(e)                                  Any Investor desiring to terminate this Agreement pursuant to Section 11(b) shall give written notice of such termination to the Company and each other Investor.  For the purpose of this Agreement, “Termination Date” means the later of (i) the date on which this Agreement is terminated pursuant to Section 11(a) or (ii) the date on which each remaining Investor that is party to this Agreement terminates this Agreement pursuant to Section 11(b).

(f)                                   If this Agreement is terminated, provided that there was no breach of any representations, warranties or covenants in this Agreement by any of the Investors at the date of termination which breach had materially delayed or materially or adversely impacted any Investor’s or the Company’s performance of their respective obligations under this Agreement, the Company shall pay to each of the Investors any Transaction Expenses due and payable hereunder that have not been paid theretofore. Payment of the amounts due under this Section 11(d) will be made no later than the close of business on the third (3rd) Business Day following the date of such termination by wire transfer of immediately available funds in U.S. dollars to an account or accounts specified by each Investor to the Company.  The provision for the payment of the Transaction Expenses is an integral part of the transactions contemplated by this Agreement and without this provision the Investors would not have entered into this Agreement.

(g)                                  Upon termination under this Section 11, all rights and obligations of the parties under this Agreement shall terminate without any liability of any party to any other party except that (x) nothing contained herein shall release any party hereto from liability for any willful breach and (y) the covenants and agreements made by the parties herein in Section 2, and Sections 9 through 17 will survive indefinitely in accordance with their terms.

12.                               Notices.  All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic transmission or facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

(a)                                 If to:

Cache, Inc.
1440 Broadway

New York, New York 10018
Attention:  Chief Executive Officer and Chief Financial Officer
Fax: 212-764-2082

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Michael R. Littenberg

Fax: (212) 593-5955

Email:  michael.littenberg@srz.com

(b)                                 If to:

MFP Partners, L.P.

c/o MFP Investors LLC

667 Madison Avenue, 25th Floor

Attention: Timothy E. Ladin

Fax: (212) 752-7265

Email:  tladin@mfpllc.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Fax:  (302) 651-3001
Attention:  Allison Land

Email: allison.land@skadden.com

(c)                                  If to:

Mill Road Capital, L.P.

382 Greenwich Avenue

Suite One

Greenwich, CT 06830

Attention: Charles Goldman

Email: cgoldman@millroadcapital.com

with a copy (which shall not constitute notice) to:

Foley Hoag LLP

155 Seaport Blvd.

Boston, MA 02210

Attn: Peter M. Rosenblum

Fax: 617-832-7000

Email: PMR@foleyhoag.com

(d)                                 If to:

Jay Margolis

c/o Cache, Inc.
1440 Broadway

New York, New York 10018

Email: Jay@JayMMargolis.com

with a copy (which shall not constitute notice) to:

Mintz & Gold LLP

470 Park Avenue South

New York, NY 10016

Attn: Harvey Horowitz

Fax: 212-696-1231

Email: horowitz@mintzandgold.com

13.                               Assignment; Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except to an Affiliated Purchaser pursuant to Section 1(j).  Except as provided in Section 9 with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.  Any Indemnified Persons shall be entitled to enforce and rely on the provisions listed in the immediately preceding sentence as if they were a party to this Agreement.

14.                               Prior Negotiations; Entire Agreement.  This Agreement (including the agreements attached as exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed among the parties will continue in full force and effect.

15.                               GOVERNING LAW; VENUE.  THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.  EACH OF THE INVESTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.                               Counterparts.  This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

17.                               Waivers and Amendments.  This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by all the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

18.                               Adjustment to Shares.  If, prior to the Closing Date, the Company effects a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction with respect to any shares of its capital stock, references to the numbers of such shares and the prices therefore shall be equitably adjusted to reflect such change and, as adjusted, shall, from and after the date of such event, be subject to further adjustment in accordance herewith.

19.                               Headings.  The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

20.                               Publicity.  The Company and each of MFP and Mill Road shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release prior to its public issuance) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided, however, that in no event shall any such press release or other public announcement name MFP or Mill Road without its prior written consent.  The Company shall consult with each of MFP and Mill Road prior to making any filings (and provide each of MFP and Mill Road a reasonable opportunity to review and comment on such filings) with any third party or any governmental entity (including any national securities exchange or interdealer quotation service) with respect to the transactions contemplated by this Agreement, except as may be required by law or by the request of any governmental entity.  Subject to the Company’s foregoing obligations pursuant to this Section 20, nothing contained in this Section 20 shall be interpreted to preclude the Company from making any filing or disclosing any information in any filing, including with the Securities and Exchange Commission, that the Company acting reasonably determines is necessary or advisable; provided, however, that, if such filing names MFP or Mill Road, the Company shall obtain the prior approval of MFP or Mill Road, as applicable, and take into account any comments it may have thereto unless, in the opinion of counsel to the Company, the filing is legally required to be made as proposed by the Company without making changes to reflect such comments.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CACHE, INC.

By:	/s/ Margaret Feeney
Name: Margaret Feeney
Title: EVP/CFO

MFP PARTNERS, L.P.
By:	MFP Investors LLC,
its General Partner

By:	/s/ Timothy Ladin
Name: Timothy Ladin
Title: General Counsel

MILL ROAD CAPITAL, L.P.
By:	Mill Road Capital GP LLC,
its General Partner

By:	/s/ Charles Goldman
Name: Charles Goldman
Title: Managing Director

/s/ Jay Margolis
Jay Margolis

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”), dated as of                               , 2013, is made by and among Cache, Inc., a Florida corporation (the “Company”), MFP Partners, L.P., a Delaware limited partnership (“MFP”) and Mill Road Capital, L.P., a Delaware limited partnership (“Mill Road” together with MFP, each an “Investor” and collectively, the “Investors”).

W I T N E S S E T H

WHEREAS, the Company has entered into that certain Investment Agreement dated as of February 4, 2013 (the “Investment Agreement”) among the Company, MFP, Mill Road, and Jay Margolis, an individual resident of the State of New York (“Margolis”); and

WHEREAS, the Company has conducted a rights offering (the “Rights Offering”) by distributing, at no charge, to each holder of record (as of a record date determined by the Board) of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), 0.374 transferable rights (the “Rights”), for each share of Common Stock held by such shareholder, to purchase shares of Common Stock which Rights, if exercised in full by each holder of record as of such record date, would provide gross proceeds to the Company of $8.0 million (the “Aggregate Offering Amount”);

WHEREAS, in order to facilitate the Rights Offering and pursuant to the Investment Agreement, (i) MFP and Mill Road each agreed to subscribe for and purchase, at a price per share equal to the exercise price per share of the Rights issued in the Rights Offering (the “Exercise Price”), a number of shares of Common Stock equal to its full pro rata share of the shares of Common Stock offered in the Rights Offering (based on their respective ownership of the Common Stock as of the date of the Investment Agreement), (ii) MFP, Mill Road and Margolis each agreed, severally and not jointly, to subscribe for and purchase, at the Exercise Price, upon expiration of the Rights Offering, a specified portion (as specified in the Investment Agreement) of the shares of Common Stock offered in the Rights Offering that were not purchased pursuant to the exercise of Rights in the Rights Offering, and (iii) the Company agreed to issue and sell to each of Mill Road and Margolis additional shares of Common Stock at the Exercise Price in an amount sufficient to enable them to acquire an aggregate of $3,500,000 and $1,000,000 of Common Stock, respectively, to the extent that they were not able to acquire such amounts of Common Stock through their respective purchases in subsection (i) and (ii) above, in each case, upon the terms and subject to the conditions set forth in the Investment Agreement;

WHEREAS, pursuant to the Investment Agreement, the Company has committed to prepare and file a resale registration statement on Form S-3, registering offers and sales of the Shares acquired pursuant to the Investment Agreement by each of MFP and Mill Road and any Affiliated Purchaser (as defined in the Investment Agreement), pursuant to Rule 415 under the Securities Act (the “Initial Resale Registration Statement”); and

WHEREAS, in consideration of each Investor’s commitment to purchase certain shares of Common Stock pursuant to, upon the terms, and subject to the conditions set forth in the Investment Agreement, the Company has agreed, among other things, and in addition to the preparation and filing of the Initial Resale Registration Statement, to provide registration rights to the Investors with respect to all shares of Common Stock owned or hereinafter acquired by the Investors and their respective Affiliates (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

Certain Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

(a)                                 The term “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)                                 The term “Board” means the Board of Directors of the Company.

(c)                                  The term “Commission” means the United States Securities and Exchange Commission or any successor agency.

(d)                                 The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e)                                  The term “Fair Market Value” means the fair market value per share of the Common Stock as of a particular date determined as:  (i) the average closing sales price per share of the Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last five preceding dates on which there was a sale of such Common Stock on such exchange; or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last five preceding dates on which there was a sale of such Common Stock in such market; or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board, in its good faith judgment, shall determine.

(f)                                   The term “Person” (but not “person”) means any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

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(g)                                  The term “Public Offering” means a public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than (i) a registration statement filed under Regulation A or on Form S-4 or any successor form or (ii) a registration statement filed on Form S-8 or any successor form).

(h)                                 The term “Registrable Securities” means the Shares, provided, however, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities have been sold or otherwise transferred by the holder thereof pursuant to an effective registration statement; or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

(i)                                     The term “Requisite Amount” means such number of shares of Registrable Securities having an aggregate Fair Market Value of $1,000,000.

(j)                                    The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(k)                                 The term “Shares” means (i) all shares of Common Stock owned immediately following the consummation of the transactions contemplated by the Investment Agreement by each Investor and its Affiliates; and (ii) any additional shares of Common Stock acquired by each Investor and its Affiliates, in any manner after the date hereof.

ARTICLE II

Registration Rights

Section 2.01                                                     Demand Registrations.

(a)                                 Requests for Registration.  At any time after the date of this Agreement, subject to the conditions set forth herein, each Investor shall be entitled to make, on its own behalf or on behalf of any of its Affiliates, a written request of the Company (a “Demand”) for registration under the Securities Act of all or any portion of the Registrable Securities owned by such Investor (or such Investor’s Affiliates) (a “Demand Registration”).  The Investor making such Demand (the “Demanding Investor”) shall give written notice (a “Demand Notice”) to the Company and to the other Investor specifying:  (i) the Demanding Investor’s intent to exercise a Demand; (ii) the aggregate number of Registrable Securities requested to be registered, provided that such Registrable Securities must have an aggregate Fair Market Value of at least $2,000,000; and (iii) the intended method of distribution in connection with such Demand Registration to the extent then known.  Within ten (10) business days of receipt of a Demand Notice, the other Investor, should it wish to participate in the Demand Registration, shall give written notice (a “Demand Participation Notice”) to the Company and the Demanding Investor specifying the aggregate number of Registrable Securities that such Investor, on its own behalf or on behalf of any of its Affiliates, wishes to be included in the Demand Registration.  Participation by such Investor in such Demand Registration pursuant to a Demand Participation Notice shall not be counted as a Demand of such Investor.  Subject to Section 2.01(f), the Company shall include in the Demand Registration all Registrable Securities

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requested to be included in such Demand Registration by the Demanding Investor and the other Investor, as set forth in the Demand Participation Notice.

(b)                                 Number of Demands.  Each Investor shall be entitled to two (2) Demand Registrations.  For the avoidance of doubt, the Initial Resale Registration Statement registering the Shares acquired by Investors pursuant to the Investment Agreement shall not count as a Demand Registration by either Investor.

(c)                                  Satisfaction of Obligations.  Subject to the provisions of Section 2.04, a registration shall not be treated as a permitted Demand for a Demand Registration until (i) the applicable registration statement under the Securities Act has been filed with the Commission with respect to such Demand Registration (which shall include any registration statement that is not withdrawn by holders of Registrable Securities in the circumstances contemplated by Section 2.04); and (ii) such registration statement shall have been maintained continuously effective for a period of at least one hundred eighty (180) days or, in the case of a registration statement registering securities pursuant to Rule 415 under the Securities Act, until all securities registered under such registration statement are sold.  For the avoidance of doubt, notwithstanding any other provision hereof, the Initial Resale Registration Statement shall not be deemed to be a Demand Registration for any purpose and shall not satisfy the Company’s obligations pursuant to this Section 2.01 with respect to Demand Registrations.

(d)                                 Availability of Short Form Registrations.  The Company shall use its commercially reasonable efforts to comply with the requirements for use of short form registration for the sale of Registrable Securities under the Securities Act.

(e)                                  Restrictions on Demand Registrations.  The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act for a period of at least one hundred eighty (180) days or, in the case of a registration statement registering securities pursuant to Rule 415 under the Securities Act, until all securities registered under such Demand Registration are sold; or (ii) to effect any Demand Registration requested by an Investor, in each case, within ninety (90) days of the effective date of (A) a registration in which such Investor, on its own behalf or on behalf of any of its Affiliates, exercised “piggyback” rights pursuant to Section 2.02 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, such Investor was permitted to include in such registration at least fifty percent (50%) of the Registrable Securities that such Investor and its Affiliates sought to include therein) or (B) any other Demand Registration.  For the avoidance of doubt, the effectiveness of the Initial Resale Registration Statement shall not be deemed a registration for purposes of exceptions (A) or (B) of this subsection above.  In addition, the Company shall be entitled to postpone (upon written notice to each Investor) the filing or the effectiveness of a registration statement in respect of a Demand (on one or more occasions), provided that the aggregate number of days the Company shall be permitted to so postpone, together with any and all days postponed in respect of a Shelf Registration Statement pursuant to Section 2.03, shall not exceed an aggregate of forty-five (45) days in any period of twelve (12) consecutive months, if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition, or disposition of assets (other than in the ordinary

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course of business) or any merger, consolidation, tender offer, or other similar transaction.  In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Demanding Investor shall have the right to withdraw such Demand in accordance with Section 2.04 hereof.

(f)                                   Participation in Demand Registrations.  Except with the prior written consent of the Demanding Investor, the Company may not include any securities to be sold for the Company’s account or for the account of other Persons that are not holders of Registrable Securities, other than the other Investor and its Affiliates, in a Demand Registration.  If, in connection with a Demand Registration, any managing underwriter advises the Company and the Demanding Investor that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this Article II, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the Company, the Demanding Investor, and the other Investor are advised by such underwriter can be sold without such an effect (the “Maximum Demand Number”), as follows and in the following order of priority:

(i)                                     first, the number of Registrable Securities sought to be registered by the Demanding Investor, on its own behalf or on behalf of any of its Affiliates, pursuant to such Demand and the number of Registrable Securities, if any, sought to be registered by the other Investor, on its own behalf or on behalf of any of its Affiliates, pursuant to a Demand Participation Notice; provided, however, that, in the event that the aggregate number of Registrable Securities to be sold pursuant to this clause (i) exceeds the Maximum Demand Number, then the number of Registrable Securities to be registered by each of the Demanding Investor and the other Investor shall be reduced pro rata in proportion to the number of Registrable Securities sought to be registered by each such Investor such that the total number of Registrable Securities to be registered equals the Maximum Demand Number; and

(ii)                                  second, and only if the number of Registrable Securities to be included under clause (i) above is less than the Maximum Demand Number, the number of securities sought to be included by the Company, which in the aggregate, when added to the number of securities to be included pursuant to clause (i) above, equals the Maximum Demand Number; and

(iii)                               third, and only if the number of Registrable Securities to be included under clauses (i) and (ii) above is less than the Maximum Demand Number, the number of securities sought to be sold for the account of other Persons that the Company is obligated to register pursuant to written contractual arrangements with such Persons, pro rata in proportion to the number of securities sought to be sold by such Persons, which in the aggregate, when added to the number of securities to be included pursuant to clauses (i) and (ii) above, equals the Maximum Demand Number.

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(g)                                  Selection of Underwriters.  If the Demanding Investor requests that such Demand Registration be an underwritten offering, then the Demanding Investor shall select a nationally recognized underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be subject to the approval of the Company and the other Investor (to the extent such other Investor has delivered a Demand Participation Notice), which approval shall not be unreasonably withheld, conditioned or delayed.

(h)                                 Other Registrations.  If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than the preparation, filing, effectiveness and maintenance of the Initial Resale Registration Statement, a registration relating to the Company’s employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Demanding Investor.  Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 2.01(e) hereof.  For the avoidance of doubt, the effectiveness of the Initial Resale Registration Statement shall not satisfy, limit, delay or reduce, the Company’s obligations pursuant to this Section 2.01.

Section 2.02                                                     Piggyback Registrations.

(a)                                 Right to Piggyback.  Whenever the Company proposes to register any shares of its Common Stock or Common Stock held by any stockholders of the Company under the Securities Act (other than the Initial Resale Registration Statement, a registration under Regulation A or relating to the Company’s employee benefit plans, exchange offers by the Company, or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a “Piggyback Registration”), the Company shall give each of the Investors prompt written notice thereof (but not less than ten (10) business days prior to the filing by the Company with the Commission of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities.  Upon the written request of an Investor, on its own behalf or on behalf of any of its Affiliates, given to the Secretary of the Company within five (5) business days of the receipt by such Investor of the Piggyback Notice requesting that the Company include in such registration Registrable Securities owned by such Investor or its Affiliates in an amount equal to or greater than the Requisite Amount (which written request shall specify the number of Registrable Securities intended to be disposed of by such Investor and its Affiliates and the intended method of distribution thereof), the Company

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shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion, in accordance with the terms hereof.

(b)                                 Priority on Piggyback Registrations.  If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by any Persons other than the Investors who have sought to have shares registered thereunder pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such demand rights, being “Other Demand Rights” and such other Persons, being “Other Demanding Sellers”), or by any holders of securities (including the Investors) seeking to sell such securities in such Piggyback Registration (“Piggyback Sellers”), in each case, if any would materially adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the “Maximum Piggyback Number”), as follows and in the following order of priority:

(i)                                     if the Piggyback Registration is an offering on behalf of the Company and not a Demanding Investor pursuant to Section 2.01 hereof or any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called “piggyback” or other incidental or participatory registration rights) (a “Primary Offering”), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined; and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, pro rata in proportion to the securities sought to be registered by all the Piggyback Sellers which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and

(ii)                                  if the Piggyback Registration is an offering other than pursuant to a Primary Offering or a Demand Registration, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers; and (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of securities sought to be registered by each Piggyback Seller, pro rata in proportion to the securities sought to be registered by all the Piggyback Sellers, which in the aggregate, when added to the number of securities to be registered under clause (A) above, equals the Maximum Piggyback Number; and (C) third, if the number of securities to be included under clauses (A) and (B) above is less than the Maximum Piggyback Number, the number of securities to be sold by the Company for its own account, which in the aggregate, when added

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to the number of securities to be registered under clauses (A) and (B) above, equals the Maximum Piggyback Number.

(c)                                  Withdrawal by the Company.  If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine not to go forward with a Primary Offering, the Company may, at its election, give written notice of such determination to each Investor and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

Section 2.03                                                     Shelf Registration

At the request of an Investor, the Company shall use its best efforts to promptly file a registration statement on Form S-3 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time, and on a continuing basis, by the requesting Investor of such number of Registrable Securities requested by the Investor to be registered thereby (including the prospectus, amendments and supplements to the shelf registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such shelf registration statement, the “Shelf Registration Statement”).  The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable following such filing; provided, however, that the Company will be permitted to postpone (upon written notice to the Investors) the filing or the effectiveness of the Shelf Registration Statement (on one or more occasions), provided that the aggregate number of days the Company shall be permitted to so postpone, together with any and all days postponed in respect of a registration statement with respect to any and all Demands pursuant to Section 2.01(e), shall not exceed an aggregate of forty-five (45) days in any period of twelve ((12) consecutive months), if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the Shelf Registration Statement would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction.  The Company shall maintain the effectiveness of the Shelf Registration Statement until the first date as of which all the Registrable Securities included in the Shelf Registration Statement have been sold.  The Company shall maintain the effectiveness of the Initial Resale Registration Statement until the first date as of which all the shares of Common Stock included in the Initial Resale Registration Statement have been sold.  The effectiveness of the Initial Resale Registration Statement shall not constitute a Demand Registration for purposes of this Agreement; provided, that any subsequent requests for a Shelf Registration Statement pursuant to this Section 2.03 shall constitute a Demand hereunder.  For the avoidance of doubt, the effectiveness of the Initial Resale Registration Statement shall not satisfy, limit, delay or reduce, the Company’s obligations pursuant to this Section 2.03.

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Section 2.04                                                     Withdrawal Rights

Any Investor that has, on its own behalf or on behalf of any of its Affiliates, notified or directed the Company to include any Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration, and such Registrable Securities shall continue to be Registrable Securities hereunder.  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 2.04, and within five (5) business days of the effectiveness of such notice either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such period of five (5) business days, the Company shall not file such registration statement if not theretofore filed, or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof.  Any Demand Registration withdrawn in accordance with an election by the Demanding Investor subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand Registration unless such Demanding Investor reimburses the Company for its reasonable out-of-pocket expenses related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand Registration hereunder).

Section 2.05                                                     Holdback Agreements.  Each Investor agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the twenty (20) day period prior to the date on which the Company intends to commence a Public Offering of primary shares issued by the Company (provided the Investors are notified in writing in advance of such commencement date) and for such period, if any, after the commencement of a Public Offering as is required by the underwriters in such Public Offering, provided that such period shall not exceed the ninety (90) day period immediately following the effective date of any such Public Offering, provided, further that the underwriters in such Public Offering may waive either such period or the remainder of any such period at any time.

Section 2.06                                                     Registration Procedures.

(a)                                 Whenever the Investors have, on their own behalf or on the behalf of any of their respective Affiliates, requested that any Registrable Securities be registered pursuant to this Agreement, the Company (subject to its right to withdraw such registration as contemplated by Section 2.02(c)) shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company shall:

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(i)                                     use commercially reasonable efforts to (A) register the Registrable Securities on Form S-3 or another available short form registration statement, to the extent permitted under the Securities Act and the rules and regulations thereunder, (B) cause the registration statement to remain effective for a continuous period of not less than one hundred eighty (180) days (or, if earlier, until all of the Registrable Securities included in such registration statement have been sold thereunder) or, in the case of a registration statement registering securities pursuant to Rule 415 under the Securities Act, until all securities registered under such registration statement are sold, in each case, subject to Section 2.06(c), and (C) obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

(ii)                                  promptly notify each seller of Registrable Securities of each of (A) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (B) the receipt of any comments from the Commission or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (C) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction, or any initiation or threatening of any proceedings with respect to any of the foregoing;

(iii)                               furnish to each seller of Registrable Securities, the underwriters, and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment, and supplement thereto (in such case without such exhibits and documents), the prospectus (including each preliminary prospectus) included in such registration statement, and prospectus supplements and all exhibits thereto and documents incorporated by reference therein, and such other documents as such seller, underwriter, agent, or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv)                              use commercially reasonable efforts to register or qualify such Registrable Securities under such securities or “blue sky” laws of such jurisdictions as the holders of Registrable Securities reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable the holders of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this paragraph, (y) subject itself

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to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this paragraph, or (z) consent to the general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this paragraph);

(v)                                 notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act and the rules and regulations thereunder, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

(vi)                              use commercially reasonable efforts to cause all such Registrable Securities to be listed on any national securities exchange or established over-the-counter market on which or through which similar securities of the Company are then listed or traded and, if not so listed or traded, to use commercially reasonable efforts to cause such Registrable Securities to be listed on The Nasdaq Global Select Market or to be listed on an automated quotation system and to secure designation of all such Registrable Securities covered by such registration statement as an “NMS Security” within the meaning of Regulation NMS under the Exchange Act;

(vii)                           provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(viii)                        make available for reasonable inspection by any seller of Registrable Securities and any attorney, accountant, or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, attorneys, and independent accountants to supply all information reasonably requested by any such sellers, attorneys, accountants, or agents in connection with such registration statement;

(ix)                              use commercially reasonable efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the

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effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

(x)                                 permit any Investor, which Investor, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling Person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Investor and such Investor’s counsel should be included; and

(xi)                              use commercially reasonable efforts to furnish to each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants’ comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request.

(b)                                 Underwriting.  Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities, and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such an issuer.  In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriters if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof.  In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall upon the effectiveness of the applicable registration statement (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested, or, if so requested by such seller, by electronic delivery at the applicable balance account at the DTC, and

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(y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c)                                  Discontinued-Use of Prospectuses.  Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.06(a)(v), such seller shall forthwith discontinue such seller’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(v) and, if so directed by the Company, shall confirm to the Company that it has discontinued use of any copies, then in such seller’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities.  In the event the Company shall give such notice, the one hundred and eighty (180) day period during which such registration statement must remain effective pursuant to Section 2.06(a)(i) of this Agreement (or such shorter period as permitted by Section 2.06(a)(i)) shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.06(a)(v) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 2.07                                                           Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all printing and copying expenses, all messenger and delivery expenses, all fees and expenses of underwriters and sales and placement agents in connection therewith (excluding discounts and commissions of such underwriters or placement agents), all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) (collectively, the “Registration Expenses”) shall be borne by the Company.  Notwithstanding the foregoing, all underwriting discounts and commissions allocable to each Investor selling, or effecting the sale of, Registrable Securities on its own behalf or on behalf of any of its Affiliates shall be borne by such Investor.  Other than in the case of a Demand Registration, the Company shall not be responsible for the fees and expenses of any counsel, or any of the accountants, agents, or experts retained by the Investors in connection with the sale of Registrable Securities, provided, however, that in the case of a Demand Registration, the Company shall be responsible for the reasonable fees and expenses of one counsel, who shall be selected by the Demanding Investor.  The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit, and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on any other exchange or automated quotation system.

Section 2.08                                                           Indemnification.

(a)                                 By the Company.  The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its directors, officers, employees, members, managers, partners, agents, and each other Person, if any, who controls

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(within the meaning of the Securities Act and the rules and regulations thereunder) such holder (each, an “Indemnified Person”) against all losses, claims, damages, liabilities, and expenses (including legal fees and expenses and all costs incident to investigation or preparation with respect to such losses, claims, damages, liabilities, and expenses and to reimburse such Indemnified Person for such costs as incurred) (collectively, the “Losses”) caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in any registration statement (including, without limitation, the Initial Resale Registration Statement), prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by or on behalf of such holder in writing expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same and notified such holder of such obligation.  In connection with an underwritten offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees, and agents and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

(b)                                 By the Investors.  In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to this Agreement, each such holder will, if requested, furnish to the Company in writing information regarding such holder’s ownership of Registrable Securities and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, and each Person who controls (within the meaning of the Securities Act and the rules and regulations thereunder) the Company against all Losses caused by, resulting from, or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished to the Company in writing by or on behalf of such holder; provided, however, that each holder’s obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of such apportionment; and provided, further (i) that each holder’s obligation to indemnify the Company hereunder shall be apportioned between each holder as is appropriate to reflect the relative fault of such holder on the one hand, and of each other holder on the other, in connection with the statements or omissions that resulted in such Losses.  The relative fault of each holder on the one hand, and each other holder on the other, shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such holder and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.

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(c)                                  Notice.  Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

(d)                                 Defense of Actions.  In any case in which any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate, and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision, and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or if a conflict or potential conflict of interest exists, in either of which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent, which consent shall not be unreasonably withheld, conditioned or delayed.  The indemnifying party shall lose its right to defend, contest, litigate, and settle a matter if it shall fail diligently to contest such matter (except to the extent settled in accordance with the next following sentence).  No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed).

(e)                                  Jointly Indemnifiable Claims.  Given that an Indemnified Person may be entitled to indemnification (a “Jointly Indemnifiable Claim”) from both the Company, pursuant to this Agreement, and from any other Person, whether pursuant to applicable law, any indemnification agreement, the organizational documents of such Person or otherwise (the “Indemnitee-Related Entities”), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnified Person in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnified Person may have from the Indemnitee-Related Entities.  Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of recovery the Indemnified Person may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnified Person or the obligations of the Company hereunder.  In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnified Person in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person against the Company, and the Indemnified Person shall execute all papers reasonably required and shall do all things that may be reasonably

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necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  Each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 2.08(e), entitled to enforce this Section 2.08(e) against the Company as though each such Indemnitee-Related Entity were a party to this Agreement.

(f)                                   Survival.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(g)                                  Contribution.  If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons.  In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances, including the relative fault of such Person, in connection with the statements or omissions that resulted in Losses.  The relative fault of each Person shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person and the parties’ relevant intent, knowledge, information and opportunity to correct or prevent such statement or omission.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Investor (and no Affiliate of such Investor) shall be required to make a contribution in excess of (i) the net amount received by such Investor (or its Affiliate) from the sale of Registrable Securities.

Section 2.09                                                           Removal of Legends from Shares.

(a)                                 To the extent that any Shares represented by certificates bear a restrictive legend, such legend shall be promptly removed from Shares and the Company shall issue, or cause to be issued, to an Investor a certificate for such Shares without such legend or any other legend, or, if so requested by such Investor, by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if one of the following conditions is met: (a) such Shares are eligible for resale pursuant to Rule 144 of the Securities Act without regard to any volume limitations; (b) in connection with a sale, assignment or other transfer of such Shares, such Investor provides the Company with an opinion of counsel, in a generally acceptable form to the Company and its transfer agent, to the effect that such sale, assignment or transfer of such Shares may be made without registration under the applicable requirements of the Securities Act and that the legend can be removed from the Shares; or (c) the Shares are registered for resale pursuant to an effective registration statement under the Securities Act.

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(b)                                 Any fees (with respect to the transfer agent or otherwise) associated with the removal of such legend (but not the legal fees and expenses of counsel to an Investor) shall be borne by the Company.  At any time as a legend is no longer required for any Shares, the Company will use its best efforts to no later than three (3) trading days following the delivery by an Investor to the Company or its transfer agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached and otherwise in form necessary to effect the reissuance and/or transfer) (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 2.09(b). Certificates for Shares subject to legend removal hereunder may be transmitted by the transfer agent to such Investor by crediting the account of such Investor’s prime broker with DTC as directed by such Investor.

(c)                                  If the Company shall fail for any reason or for no reason to issue to an Investor unlegended certificates by the Legend Removal Date, then, in addition to all other remedies available to such Investor, if on or after the trading day immediately following such three (3) trading day period, such Investor purchases, or a broker through whom such Investor has sold Shares (a “Buy-In Broker”) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of such sale in lieu of Shares such Investor anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) business days after such Investor’s request, honor its obligation to deliver to such Investor a certificate or certificates without restrictive legends representing such Shares and pay cash to such Investor in an amount equal to the excess (if any) of such Investor’s or Buy-In Broker’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased over the product of (i) such number of such shares of Common Stock, times (ii) the closing bid price on the Legend Removal Date.

(d)                                 The Company hereby agrees that it shall take all action necessary or advisable to comply with, and to maintain compliance with, the current public information requirement of Rule 144(c)(i) or 144(i)(2) of the Securities Act in order to facilitate sales of Shares by the Investors pursuant to Rule 144.

ARTICLE III

Miscellaneous

Section 3.01                                                           Inconsistent Agreements.  Except with respect to the Initial Resale Registration Statement contemplated by the Investment Agreement, without the prior written consent of each Investor, the Company shall not enter into any registration rights agreement that conflicts, or is inconsistent, with the provisions of Article II hereof.

Section 3.02                                                           Specific Performance.  Each of the Investors and the Company acknowledge and agree that, in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages.  The Investors and the Company hereby agree that, in addition to any other remedy to which the Investors may be entitled at law or in equity, each Investor shall be entitled

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to compel specific performance of this Agreement in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction for such action.

Section 3.03                                                            Headings.  The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 3.04                                                            Entire Agreement.  Except for the Investment Agreement, including without limitation the provisions thereof relating to the Initial Resale Registration Statement, this Agreement (a) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein, and (b) amends and supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 3.05                                                            Notices.  All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier, by electronic or facsimile transmission, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof).  Any such notice shall be effective upon receipt, if personally delivered, delivered by electronic or facsimile transmission, or telecopied, or one day after delivery to a courier for next-day delivery.

If to the Company, to:

Cache, Inc.

1440 Broadway

New York, New York 10018
Attention:  Chief Executive Officer and Chief Financial Officer
Fax:  212-764-2082

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Michael R. Littenberg

Fax: (212) 593-5955

Email:  michael.littenberg@srz.com

If to MFP, to:

MFP Partners, L.P.

c/o MFP Investors LLC

667 Madison Avenue, 25th Floor

Attention: Timothy E. Ladin

Fax: (212) 752-7265

Email:  tladin@mfpllc.com

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with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899

Attention:  Allison Land
Fax:  (302) 651-3001

Email: allison.land@skadden.com

If to Mill Road, to:

Mill Road Capital, L.P.

382 Greenwich Avenue

Suite One

Greenwich, CT 06830

Attention: Charles Goldman

Email: cgoldman@millroadcapital.com

with a copy (which shall not constitute notice) to:

Foley Hoag LLP

155 Seaport Blvd.

Boston, MA 02210

Attn: Peter M. Rosenblum

Fax: 617-832-7000

Email: PMR@foleyhoag.com

Section 3.06                                                            Applicable Law.  The substantive laws of the State of New York shall govern the interpretation, validity, and performance of the terms of this Agreement, regardless of the law that might be applied under applicable principles of conflicts of laws.

Section 3.07                                                            Severability.  The invalidity, illegality, or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality, or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality, or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 3.08                                                            Successors; Assigns.  The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, and permitted assigns, including, without limitation and without the need for an express assignment or assumption, any

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successor in interest to an Investor, whether by a sale of all or substantially all of its assets, merger, consolidation, or otherwise.  Neither this Agreement nor the rights or obligations of any party hereunder may be assigned, except as otherwise provided in this Agreement.  Any such attempted assignment in contravention of this Agreement shall be void and of no effect.

Section 3.09                                                           Amendments.  This Agreement may not be amended, modified, or supplemented unless such modification is in writing and signed by the Company and each Investor.

Section 3.10                                                           Waiver.  Any waiver (express or implied) of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 3.11                                                           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

Section 3.12                                                          Term.  Unless earlier terminated, this Agreement shall terminate upon the seventh anniversary of the date of this Agreement; provided, however, that to the extent that any Demand Registration or Piggyback Registration has commenced at such time, this Agreement shall remain in effect until the termination or expiration of such Demand Registration or Piggyback Registration, as the case may be, and the Investors’ obligations pursuant to Section 2.05 hereof shall continue until ninety (90) days following the effectiveness of the registration statement related thereto.  Notwithstanding the foregoing, (i) each Investor may at any time provide written notice to the Company of its irrevocable election to withdraw from all of its rights and obligations under this Agreement; and (ii) this Agreement shall automatically terminate with respect to an Investor, upon the first date that such Investor no longer owns any Shares.  In either such event, from and after the date of such notice, such Investor shall no longer be bound by any obligations, or be entitled to any benefits, under this Agreement (other than those that have accrued prior to such date), and from and after such time, securities held directly or indirectly by such Investor shall no longer be deemed to be Registrable Securities hereunder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned hereby agree to be bound by the terms and provisions of this Registration Rights Agreement as of the date first above written.

CACHE, INC.

By:
Name:
Title:

MFP PARTNERS, L.P.
By:	MFP Investors LLC,
its General Partner

By:
Name:
Title:

MILL ROAD CAPITAL, L.P.
By:	Mill Road Capital GP LLC,
its General Partner

By:
Name:
Title:

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